SEVENTH AMENDMENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, effective as of the 31st day of March, 1998 is made by and between MERCANTILE BANK NATIONAL ASSOCIATION, successor by merger to and formerly known as Mercantile Bank of St. Louis National Association ("Mercantile"), FIRSTAR BANK MILWAUKEE, N.A. ("Firstar"), FIRST UNION NATIONAL BANK OF FLORIDA ("First Union," and collectively with Mercantile and Firstar referred to herein as the "Banks"), MERCANTILE BANK NATIONAL ASSOCIATION, as Agent (in such capacity, the "Agent"), and SHOE CARNIVAL, INC. ("Borrower").

                                   WITNESSETH:

     WHEREAS, Mercantile, Firstar, Harris Trust and Savings Bank ("Harris") and Borrower are parties to a certain Amended and Restated Credit Agreement dated as of November 15, 1994, as previously amended by such parties and First Union pursuant to an Amendment to Amended and Restated Credit Agreement dated as of November 22, 1994, as further amended by Banks, Harris, Agent and Borrower pursuant to a Second Amendment to Amended and Restated Credit Agreement dated as of February 10, 1995, as further amended by Banks, Harris, Agent and Borrower pursuant to a Third Amendment to Amended and Restated Credit Agreement dated as of June 26, 1995, as further amended by Banks, Harris, Agent and Borrower pursuant to a Fourth Amendment to Amended and Restated Credit Agreement dated as of November 15, 1995, as further amended by Banks, Harris, Agent and Borrower pursuant to a Fifth Amendment to Amended and Restated Credit Agreement dated as of April 10, 1996 and as further amended by Banks, Agent and Borrower pursuant to a Sixth Amendment to Amended and Restated Credit Agreement dated as of February 1, 1997 (as amended, the "Agreement"), pursuant to which Banks have agreed to loan Borrower such sums, not to exceed $35,000,000.00 outstanding at any one time, as Borrower may request from time to time, which obligations of Borrower are presently evidenced by the Agreement and by a certain Amended and Restated Promissory Note dated February 1, 1997 made by Borrower payable to the order of Mercantile in the original principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), by a certain Amended and Restated Promissory Note dated February 1, 1997 made by Borrower payable to the order of Firstar in the original principal amount of Ten Million Dollars ($10,000,000.00), and by a certain Amended and Restated Promissory Note dated February 1, 1997 made by Borrower payable to the order of First Union in the original principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) (as amended, the "Notes");

     WHEREAS, Borrower and Banks wish to further amend the Agreement and the Notes to extend the maturity thereof to March 31, 2000, to change certain covenants contained in the Agreement and to make certain other revisions to the Agreement as hereinafter set forth;

     NOW, THEREFORE, in order to effect such amendments and in consideration of the premises herein set forth, Borrower and Banks agree as follows:

     1. Paragraph (b) in the definition of "Interest Period" in Section 1.1 of the Agreement is hereby amended to provide as follows:

          (b) Any Interest Period which includes March 31, 2000 shall end on such date.

     2. The definition of "Notes" in Section 1.1 of the Agreement is hereby amended to provide as follows:

          "Notes" mean the amended and restated promissory notes of Borrower in the form of Exhibits A, B and I attached to that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of March 31, 1998, evidencing the obligation of Borrower to repay the Loans and amounts outstanding under any Reimbursement Agreements.

     3. The Note of Borrower payable to the order of Mercantile shall hereafter be amended and restated in the form of that Note attached to this Seventh Amendment as Exhibit A and incorporated herein by reference. The Note of Borrower payable to the order of Firstar shall hereafter be amended and restated in the form of that Note attached to this Seventh Amendment as Exhibit B and incorporated herein by reference. The Note of Borrower payable to the order of First Union shall hereafter be amended and restated in the form of that Note attached to this Seventh Amendment as Exhibit I and incorporated herein by reference. Hereafter, all references in the Agreement, in any other documents or agreements executed in connection with the Agreement or securing Borrower's Obligations thereunder and herein to the "Notes" shall be amended and deemed to refer to the Amended and Restated Promissory Notes of Borrower in favor of Mercantile, Firstar and First Union as attached hereto, as the same may be amended, modified, renewed or restated hereafter.

     4. The definition of "Term" in Section 1.1 of the Agreement is hereby amended to provide as follows:

          "Term" means the period from the Effective Date up to and including March 31, 2000; except that (i) all, but not less than all, of the Banks may, in their sole discretion, extend such Term for additional one-year periods by notifying Borrower of each such extension at least 12 months prior to the expiration of the then current Term end of their intention to extend the Term by an additional year; and (ii) Agent may terminate Banks' obligations hereunder at any time prior to such stated maturity date or any extension thereof pursuant to Article 6 herein.

     5. The definition of "Eurocurrency Margin" in Section 2.5(b) of the Agreement is hereby deleted in its entirety, and in its place shall be substituted the following:

          "Eurocurrency Margin" applicable to any Interest Period means Two Percent (2.00%) for any Interest Period commencing prior to the date upon which Borrower delivers to Agent its fiscal quarter-end financial statements as required under Section 5.1(a)(iii) for the fiscal quarter ending August 3, 1996, and for any Interest Period commencing after delivery of Borrower's August 3, 1996 quarter-end financial statements, and each subsequent quarter-end and year-end financial statements, shall be determined as follows: (i) Two Percent (2.00%) for any Interest Period commencing after delivery of Borrower's then most recent quarter-end or fiscal year-end financial statements delivered to Banks pursuant to Sections 5.1(a)(i) or (iii), which financial statements disclose the Borrower's ratio of Funded Debt to EBITDA (as defined below) as of the end of the immediately preceding fiscal quarter was greater than or equal to
     1.50 to 1.0; (ii) One and One Half Percent (1.50%) for any Interest Period commencing after delivery of Borrower's then most recent quarter-end or fiscal year-end financial statements delivered to Banks pursuant to Sections 5.1(a)(i) or (iii), which financial statements disclose that Borrower's ratio of Funded Debt to EBITDA as of the end of the immediately preceding fiscal quarter was less than 1.50 to 1.0 but greater than or equal to 1.25 to 1.0; (iii) One Percent (1.00%) for any Interest Period commencing after delivery of Borrower's then most recent quarter-end or fiscal year-end financial statements delivered to Banks pursuant to Sections 5.1(a)(i) or (iii), which financial statements disclose that Borrower's ratio of Funded Debt to EBITDA as of the end of the immediately preceding fiscal quarter was less than 1.25 to 1.0 but greater than or equal to 1.00 to 1.0; and (iv) Three-Fourths of One Percent (0.75%) for any Interest Period commencing after delivery of Borrower's then most recent quarter-end or fiscal year-end financial statements delivered to Banks pursuant to Section 5.1(a)(i) or (iii), which financial statements disclose that Borrower's ratio of Funded Debt to EBITDA as of the end of the immediately preceding fiscal quarter was less than 1.00 to 1.0.

     As used herein, the term "Funded Debt" at any date shall mean all Indebtedness of Borrower for borrowed money as of such date, including, but not limited to, all liabilities of Borrower under any Capitalized Leases. As used herein, the term "EBITDA" as of any date shall mean Borrower's net income before taxes, plus interest expense, plus depreciation, plus amortization, as determined in accordance with generally accepted accounting principles consistently applied, for that portion of Borrower's fiscal year to date as the date of such calculation, annualized for a full fiscal year (i.e. multiplied by 365 and divided by the number of days in the fiscal year to date period for which such actual EBITDA amount has been calculated).

     6. Section 5.1(e)(iii) of the Agreement is hereby amended to provide as follows:

          (iii) Have a Net Worth of not less than $71,000,000.00 as of the end of each fiscal quarter during the Term hereof.

     7. Section 5.2(m) of the Agreement is hereby deleted in its entirety and is left blank intentionally.

     8. The Compliance Certificate (as defined in the Agreement) attached as Exhibit D to the Agreement, shall be amended and restated in the form of that certain Compliance Certificate attached hereto as Exhibit D. All references in the Agreement to the "Compliance Certificate" and other references of similar import shall hereafter be amended and deemed to refer to the Compliance Certificate in the form of that attached hereto as Exhibit D, which shall be submitted by Borrower to Banks as required in the Agreement.

     9. Borrower hereby represents and warrants to Agent and to Banks that:

     (a) The execution, delivery and performance by Borrower of this Seventh Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrower of this Seventh Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Borrower is a party or by which it is bound or to which it is subject;

     (b) This Seventh Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms; and

     (c) As of the date hereof, all of the covenants, representations and warranties of Borrower set forth in the Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Agreement, as hereby amended, has occurred and is continuing.

     10. The Agreement, as hereby amended, and the Notes, as hereby amended, are and shall remain the binding obligations of Borrower, and except to the extent amended by this Seventh Amendment, all of the terms, provisions, conditions, agreements, covenants, representations, warranties and powers contained in the Agreement and the Notes shall be and remain in full force and effect and the same are hereby ratified and confirmed. This Seventh Amendment amends the Agreement and is not a novation thereof.

     11. All references in the Agreement to "this Agreement" and to the "Notes" and any other references of similar import shall henceforth mean the Agreement or the Notes, as the case may be, as amended by this Seventh Amendment. All references in the Notes or other documents to "the Agreement" and to the "Notes" and any other references of similar import shall henceforth mean the Agreement or the Notes, as the case may be, as amended by this Seventh Amendment.

     12. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder.

     13. This Seventh Amendment is made solely for the benefit of Borrower, Agent and Banks as set forth herein, and is not intended to be relied upon or enforced by any other person or entity.

     14. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, AGENT AND BANKS FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, AGENT AND BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS SEVENTH AMENDMENT, THE NOTES AND THE AGREEMENT, WHICH CONSTITUTE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER, AGENT AND BANKS EXCEPT AS BORROWER, AGENT AND BANKS MAY LATER AGREE IN WRITING TO MODIFY. THIS SEVENTH AMENDMENT, THE NOTES AND THE AGREEMENT EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

     15. This Seventh Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

     16. In the event of any inconsistency or conflict between this Seventh Amendment and the Agreement or the Notes, the terms, provisions and conditions of this Seventh Amendment shall govern and control.

     IN WITNESS WHEREOF the parties hereto have executed this Seventh Amendment to Amended and Restated Credit Agreement as of the day and year first above written on this 31st day of March, 1998.

                                         SHOE CARNIVAL, INC.



                                         By: /S/ W. Kerry Jackson
                                         W. Kerry Jackson, Vice President,
                                         Chief Financial Officer and Treasurer

Commitment:                              MERCANTILE BANK
Facility A:  $12,500,000.00 (35.714%)    NATIONAL ASSOCIATION



                                         By: /s/ Katherine K. Miller
                                         Katherine K. Miller, Assistant Vice
                                         President


Commitment:                              FIRSTAR BANK MILWAUKEE, N.A.
Facility A:  $10,000,000.00 (28.572%)


                                         By: /s/ Douglas A. Gallun
                                         Douglas A. Gallun, Vice President


Commitment:                              FIRST UNION NATIONAL BANK OF FLORIDA
Facility A:  $12,500,000.00 (35.714%)


                                         By: /s/ Richard P. Sliva
                                         Richard P. Silva, Vice President


                                         MERCANTILE BANK
                                         NATIONAL ASSOCIATION, AS AGENT



                                         By: /s/ Katherine K. Miller
                                         Katherine K. Miller, Assistant Vice
                                         President

                                    EXHIBIT A

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE


$12,500,000.00                                               St. Louis, Missouri
                                                                  March 31, 1998


     FOR VALUE RECEIVED, SHOE CARNIVAL, INC., an Indiana corporation (formerly a Delaware corporation) ("Borrower"), hereby promises to pay to the order of Mercantile Bank National Association, a national banking association ("Bank") on March 31, 2000, the lesser of (a) Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms and conditions hereof and of that certain Amended and Restated Credit Agreement dated as of November 15, 1994, made by and between Borrower, Mercantile Bank National Association, formerly known as Mercantile Bank of St. Louis National Association, as Agent (the "Agent") and the Banks named therein, as from time to time amended (as amended, the "Credit Agreement") and the unreimbursed amount of any draws under any Letters of Credit issued for the account of Borrower in accordance with the terms and conditions of the Credit Agreement and the Reimbursement Agreements (as defined in the Credit Agreement). The aggregate principal amount which Bank may have outstanding hereunder at any one time for all Loans shall not exceed the lesser of (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) minus the face amount of all Letters of Credit then outstanding under Section 2.1(a) of the Credit Agreement, or (ii) Thirty-Five and 714/1,000ths Percent (35.714%) of the then current Borrowing Base, which amounts may be borrowed, paid, reborrowed and repaid, in full or in part, prior to March 31, 2000 subject to the terms and conditions hereof and of the Credit Agreement. If at any time the aggregate principal amount of all Loans outstanding under this Note should exceed the amount set forth in the preceding sentence, whether as a result of a reduction in the Borrowing Base or otherwise, Borrower shall be automatically required (without demand or notice of any kind by Bank, all of which are hereby expressly waived by Borrower), to immediately repay the Loans in an amount sufficient to reduce such aggregate principal amount of Loans outstanding under this Note to the amount set forth in the preceding sentence.

     Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances and Letter of Credit reimbursement obligations outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as Borrower, at its option, shall select:

     (a) the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change, or

     (b) the London Interbank Offered Rate plus Eurocurrency Margin (as defined in the Credit Agreement) for the applicable Interest Period,

determined in each case as of the date of a Prime Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to three percent (3%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

     Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

     All advances and all principal payments made hereunder and all Interest Periods and interest rates applicable to Eurocurrency Loans may be endorsed by the Bank on its records or the sheet attached to this Note, which information so endorsed or recorded shall constitute prima facie evidence thereof; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or record or any mistake by Bank in connection with any recordation or with any endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

     Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment. Any payment of a Eurocurrency Loan other than on the last day of the applicable Interest Period in contravention of this paragraph shall obligate Borrower to pay to Bank the amount of any funding losses or other breakage costs which may be incurred by Bank as set forth in Section 2.10 of the Credit Agreement.

     Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

     This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

     This Note is a renewal, restatement and continuation of the obligations due Bank as evidenced by a prior amended and Restated Promissory Note dated February 1, 1997 from Borrower to Bank, and is not a novation thereof. All interest evidenced by the prior Note being renewed by this instrument shall continue to be due and payable until paid.

                                         SHOE CARNIVAL, INC.



                                         By: /s/ W. Kerry Jackson
                                         W. Kerry Jackson, Vice President,
                                         Chief Financial Officer and Treasurer

STATE OF INDIANA                    )
                                    )  SS.
COUNTY OF VANDERBURGH               )

     On this 31st day of March, 1998, before me appeared W. Kerry Jackson, to me personally known, who being by me duly sworn, did say that he is the Vice
President, Chief Financial Officer and Treasurer of Shoe Carnival, Inc., an Indiana corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said W. Kerry Jackson acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)



                                  Notary Public /s/ Molly A. Graham

My Commission Expires:  6/23/01

                                    EXHIBIT B

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE


$10,000,000.00                                               St. Louis, Missouri
                                                                  March 31, 1998


     FOR VALUE RECEIVED, SHOE CARNIVAL, INC., an Indiana corporation (formerly a Delaware corporation) ("Borrower"), hereby promises to pay to the order of Firstar Bank Milwaukee, N.A., a national banking association ("Bank") on March 31, 2000, the lesser of (a) Ten Million Dollars ($10,000,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms and conditions hereof and of that certain Amended and Restated Credit Agreement dated as of November 15, 1994 made by and between Borrower, Mercantile Bank National Association, formerly known as Mercantile Bank of St. Louis National Association, as Agent (the "Agent") and the Banks named therein, as from time to time amended (as amended, the "Credit Agreement") and the unreimbursed amount of any draws under any Letters of Credit issued for the account of Borrower in accordance with the terms and conditions of the Credit Agreement and the Reimbursement Agreements (as defined in the Credit Agreement). The aggregate principal amount which Bank may have outstanding hereunder at any one time for all Loans shall not exceed the lesser of (i) Ten Million Dollars ($10,000,000.00) minus the face amount of all Letters of Credit then outstanding under Section 2.1(a) of the Credit Agreement, or (ii) Twenty-Eight and 572/1,000ths Percent (28.572%) of the then current Borrowing Base, which amounts may be borrowed, paid, reborrowed and repaid, in whole or in part, prior to March 31, 2000 subject to the terms and conditions hereof and of the Credit Agreement. If at any time the aggregate principal amount of all Loans outstanding under this Note should exceed the amount set forth in the preceding sentence, whether as a result of a reduction in the Borrowing Base or otherwise, Borrower shall be automatically required (without demand or notice of any kind by Bank, all of which are hereby expressly waived by Borrower), to immediately repay the Loans in an amount sufficient to reduce such aggregate principal amount of Loans outstanding under this Note to the amount set forth in the preceding sentence.

     Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances and Letter of Credit reimbursement obligations outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as Borrower, at its option, shall select:

     (a) the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change, or

     (b) the London Interbank Offered Rate plus Eurocurrency Margin (as defined in the Credit Agreement) for the applicable Interest Period,

determined in each case as of the date of a Prime Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to three percent (3%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

     Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

     All advances and all principal payments made hereunder and all Interest Periods and interest rates applicable to Eurocurrency Loans may be endorsed by the Bank on its records or the sheet attached to this Note, which information so endorsed or recorded shall constitute prima facie evidence thereof; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or record or any mistake by Bank in connection with any recordation or with any endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

     Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment. Any payment of a Eurocurrency Loan other than on the last day of the applicable Interest Period in contravention of this paragraph shall obligate Borrower to pay to Bank the amount of any funding losses or other breakage costs which may be incurred by Bank as set forth in Section 2.10 of the Credit Agreement.

     Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

     This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

     This Note is a renewal, restatement and continuation of the obligations due Bank as evidenced by a prior amended and Restated Promissory Note dated February 1, 1997 from Borrower to Bank, and is not a novation thereof. All interest evidenced by the prior Note being renewed by this instrument shall continue to be due and payable until paid.

                                         SHOE CARNIVAL, INC.



                                         By: /s/ W. Kerry Jackson
                                         W. Kerry Jackson, Vice President,
                                         Chief Financial Officer and Treasurer

STATE OF INDIANA                    )
                                    )  SS.
COUNTY OF VANDERBURCH               )

     On this 31st day of March, 1998, before me appeared W. Kerry Jackson, to me personally known, who being by me duly sworn, did say that he is the Vice
President, Chief Financial Officer and Treasurer of Shoe Carnival, Inc., an Indiana corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said W. Kerry Jackson acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)



                                  Notary Public /s/ Molly A. Graham

My Commission Expires:  6/23/01

                                    EXHIBIT I

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE


$12,500,000.00                                               St. Louis, Missouri
                                                                  March 31, 1998


     FOR VALUE RECEIVED, SHOE CARNIVAL, INC., an Indiana corporation (formerly a Delaware corporation) ("Borrower"), hereby promises to pay to the order of First Union National Bank of Florida, a national banking association ("Bank") on March 31, 2000, the lesser of (a) Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms and conditions hereof and of that certain Amended and Restated Credit Agreement dated as of November 15, 1994 made by and between Borrower, Mercantile Bank National Association, formerly known as Mercantile Bank of St. Louis National Association, as Agent (the "Agent") and the Banks named therein, as amended from time to time (as amended, the "Credit Agreement") and the unreimbursed amount of any draws under any Letters of Credit issued for the account of Borrower in accordance with the terms and conditions of the Credit Agreement and the Reimbursement Agreements (as defined in the Credit Agreement). The aggregate principal amount which Bank may have outstanding hereunder at any one time for all Loans shall not exceed the lesser of (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) minus the face amount of all Letters of Credit then outstanding under Section 2.1(a) of the Credit Agreement, or (ii) Thirty-Five and 714/1,000ths Percent (35.714%) of the then current Borrowing Base, which amounts may be borrowed, paid, reborrowed and repaid, in whole or in part, prior to March 31, 2000 subject to the terms and conditions hereof and of the Credit Agreement. If at any time the aggregate principal amount of all Loans outstanding under this Note should exceed the amount set forth in the preceding sentence, whether as a result of a reduction in the Borrowing Base or otherwise, Borrower shall be automatically required (without demand or notice of any kind by Bank, all of which are hereby expressly waived by Borrower), to immediately repay the Loans in an amount sufficient to reduce such aggregate principal amount of Loans outstanding under this Note to the amount set forth in the preceding sentence.

     Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances and Letter of Credit reimbursement obligations outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as Borrower, at its option, shall select:

     (a) the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change, or

     (b) the London Interbank Offered Rate plus Eurocurrency Margin (as defined in the Credit Agreement) for the applicable Interest Period,

determined in each case as of the date of a Prime Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to three percent (3%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

     Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

     All advances and all principal payments made hereunder and all Interest Periods and interest rates applicable to Eurocurrency Loans may be endorsed by the Bank on its records or the sheet attached to this Note, which information so endorsed or recorded shall constitute prima facie evidence thereof; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or record or any mistake by Bank in connection with any recordation or with any endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

     Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment. Any payment of a Eurocurrency Loan other than on the last day of the applicable Interest Period in contravention of this paragraph shall obligate Borrower to pay to Bank the amount of any funding losses or other breakage costs which may be incurred by Bank as set forth in Section 2.10 of the Credit Agreement.

     Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

     This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

     This Note is a renewal, restatement and continuation of the obligations due Bank as evidenced by a prior amended and Restated Promissory Note dated February 1, 1997 from Borrower to Bank, and is not a novation thereof. All interest evidenced by the prior Note being renewed by this instrument shall continue to be due and payable until paid.

                                         SHOE CARNIVAL, INC.



                                         By: /s/ W. Kerry Jackson
                                         W. Kerry Jackson, Vice President,
                                         Chief Financial Officer and Treasurer

STATE OF INDIANA                    )
                                    )  SS.
COUNTY OF VANDERBURGH               )

     On this 31st day of March, 1998, before me appeared W. Kerry Jackson, to me personally known, who being by me duly sworn, did say that he is the Vice
President, Chief Financial Officer and Treasurer of Shoe Carnival, Inc., an Indiana corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said W. Kerry Jackson acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)



                                  Notary Public /s/ Molly A. Graham

My Commission Expires:  6/23/01